Exhibit (a)(1)(E)

OFFER TO PURCHASE FOR CASH

BY

CUMULUS MEDIA INC.

OF UP TO $25,000,000 OF ITS CLASS A COMMON STOCK

AT A PURCHASE PRICE NOT GREATER THAN $16.50 PER SHARE

AND NOT LESS THAN $14.50 PER SHARE

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON JUNE 3, 2022, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

To Our Clients:

Enclosed for your consideration are the Offer to Purchase dated May 6, 2022 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase as they may be amended and supplemented from time to time, the “Offer”), in connection with the offer by Cumulus Media Inc., a Delaware corporation (the “Company,” “we” or “us”), to purchase for cash up to $25,000,000 of shares of Class A common stock, par value $0.0000001 per share, of the Company (each, a “Share” and collectively, the “Shares”), at a per Share price not greater than $16.50 and not less than $14.50, to the tendering shareholder in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase.

Upon the terms and subject to the conditions of the Offer, promptly after the Expiration Date, the Company will determine a single price per Share (the “Purchase Price”), which will be not greater than $16.50 and not less than $14.50 per Share, to the tendering shareholder in cash, less any applicable withholding taxes and without interest, that it will pay for Shares properly tendered and not properly withdrawn in the Offer, taking into account the number of Shares tendered pursuant to the Offer and the prices specified, or deemed specified, by the tendering shareholders. The Company will determine the lowest purchase price (in increments of $0.10) within the price range specified above that will allow it to purchase up to $25,000,000 of Shares. Upon the terms and subject to the conditions of the Offer, if Shares having an aggregate purchase price that is less than or equal to $25,000,000 are properly tendered and not properly withdrawn, the Company will buy all the Shares that are properly tendered and not properly withdrawn. All Shares the Company acquires in the Offer will be acquired at the same Purchase Price regardless of whether the shareholder tendered at a price lower than the Purchase Price, as determined by the Company. The Company will purchase only Shares tendered at prices at or below the Purchase Price. However, because of the “odd lot” priority, proration and conditional tender provisions described in the Offer to Purchase, the Company may not purchase all Shares tendered at or below the Purchase Price if, based on the Purchase Price, more than $25,000,000 of Shares are properly tendered (and not properly withdrawn). Upon the terms and subject to the conditions of the Offer, if, based on the Purchase Price, Shares having an aggregate purchase price in excess of $25,000,000 are validly tendered at or below the Purchase Price and not withdrawn, the Company will purchase Shares as follows:

•

first, from all holders of “odd lots” of less than 100 Shares who properly tender all of their Shares at prices at or below the Purchase Price who complete the section entitled “Odd Lots” in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery;

•

second, from all other shareholders who properly tender Shares at prices at or below the Purchase Price, on a pro rata basis (except for shareholders who tendered Shares conditionally for which the condition was not satisfied); and

•	third, only if necessary to permit the Company to purchase $25,000,000 of Shares (or such greater amount as the Company may elect to purchase, subject to applicable law), from holders who have properly tendered Shares at or below the Purchase Price conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose Shares are conditionally tendered must have tendered all of their Shares.

Because of the “odd lot” priority, proration and conditional tender provisions described above, the Company may not purchase all Shares that you tender even if you properly tender them at or below the Purchase Price. See Section 1 of the Offer to Purchase, and, for additional information on conditional tenders, see Section 6 of the Offer to Purchase.

We are the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account.

Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1. You may tender your Shares at prices not greater than $16.50 and not less than $14.50 per Share, as indicated in the attached Instruction Form, net to you in cash, less any applicable withholding tax and without interest or you may instruct us to tender your Shares at the Purchase Price, as determined by the Company, in accordance with the terms of the Offer.

2. You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your Shares will be purchased in the event of proration.

3. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions. See Section 7 of the Offer to Purchase.

4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, at the end of the day on June 3, 2022, unless the Company extends or terminates the Offer.

5. The Offer is for up to $25,000,000 of Shares. At the maximum purchase price of $16.50 per Share, the Company could purchase 1,515,151 Shares (with the ability in accordance with the rules of the SEC to increase the value of the Shares purchased in the Offer and thereby increase the number of Shares accepted for payment in the Offer by no more than 2% of the outstanding Shares) if the Offer is fully subscribed, which would represent approximately 8.1% of the Company’s issued and outstanding Shares as of April 29, 2022. At the minimum purchase price of $14.50 per Share, the Company could purchase 1,724,137 Shares (with the ability in accordance with the rules of the SEC to increase the value of the Shares purchased in the Offer and thereby increase the number of Shares accepted for payment in the Offer by no more than 2% of the outstanding Shares) if the Offer is fully subscribed, which would represent approximately 9.2% of the Company’s issued and outstanding Shares as of April 29, 2022. The Company’s Shares outstanding as of April 29, 2022, do not include (i) 2,044,249 Shares reserved for issuance upon exercise of Stock Options and vesting of RSUs, (ii) 1,928,047 issued and outstanding shares of Class B common stock, par value $0.0000001 per share, of the Company, which are convertible on a share-for-share basis into Shares, or (iii) Shares that are reserved for future issuance under the Company’s employee equity plan.

6. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you designate.

7. If you are an Odd Lot Holder (as defined in the Offer to Purchase) and you instruct us to tender on your behalf all of the Shares that you own at or below the Purchase Price before the Expiration Date and check the box captioned “Odd Lots” on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered at or below the Purchase Price and not properly withdrawn before the Expiration Date.

8. If you wish to condition your tender upon the purchase of all Shares tendered or upon the Company’s purchase of a specified minimum number of the Shares which you tender, you may elect to do so and thereby avoid possible proration. The Company’s purchase of Shares from all tenders which are so conditioned, to the extent necessary, will be determined by random lot, treating all tenders by a particular shareholder as a single lot.

To be eligible for purchase by random lot, shareholders whose Shares are conditionally tendered must have tendered all of their Shares. To elect such a condition, complete the section captioned “Conditional Tender” in the attached Instruction Form.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your Shares, we will tender all your Shares unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date. Please note that the Offer and withdrawal rights will expire at 12:00 midnight, New York City time, at the end of the day on June 3, 2022, unless the Offer is extended or terminated.

The Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Company’s Board of Directors has approved the making of the Offer. However, none of the Company, its Board of Directors, the Dealer Manager for the Offer, the Depositary for the Offer or the Information Agent for the Offer makes any recommendation as to whether you should tender or refrain from tendering your Shares or as to the purchase price or purchase prices at which you should tender your Shares. You must make your own decision as to whether to tender your Shares and, if so, how many Shares to tender and at the price or prices at which you may choose to tender your Shares. You should read carefully the information set forth or incorporated by reference in the Offer to Purchase and in the related Letter of Transmittal, including the Company’s purpose for making the Offer. All of the Company’s directors and executive officers have advised the Company that they do not intend to tender any of their Shares in the Offer.

INSTRUCTION FORM WITH RESPECT TO

OFFER TO PURCHASE FOR CASH

BY

CUMULUS MEDIA INC.

OF UP TO $25,000,000 OF ITS CLASS A COMMON STOCK

AT A PURCHASE PRICE NOT GREATER THAN $16.50 PER SHARE

AND NOT LESS THAN $14.50 PER SHARE

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 6, 2022 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, as they may be amended and supplemented from time to time, the “Offer”), in connection with the offer by Cumulus Media Inc., a Delaware corporation (the “Company,” “we” or “us”), to purchase for cash up to $25,000,000 of shares of Class A common stock, par value $0.0000001 per share, of the Company (each a “Share” and collectively, the “Shares”), at a per Share price not greater than $16.50 and not less than $14.50, to the tendering shareholder in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase.

The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

Number of Shares to be tendered by you for the account of the undersigned: Shares*

*    Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1)	SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER (SEE INSTRUCTION 3 OF THE LETTER OF TRANSMITTAL)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at Price Determined by Shareholder,” the undersigned hereby tenders Shares at the purchase price determined by the Company in accordance with the terms of the Offer.

☐

The undersigned wants to maximize the chance of having the Company purchase all Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders Shares at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $14.50 PER SHARE, WHICH IS THE LOW END OF THE PRICE RANGE IN THE OFFER, FOR PURPOSES OF DETERMINING THE PURCHASE PRICE. THE UNDERSIGNED ALSO UNDERSTANDS THAT THIS MAY HAVE THE EFFECT OF LOWERING THE PURCHASE PRICE AND COULD RESULT IN THE UNDERSIGNED RECEIVING A PER SHARE PRICE AS LOW AS $14.50, WHICH IS THE LOW END OF THE PRICE RANGE IN THE OFFER, LESS ANY APPLICABLE WITHHOLDING TAXES AND WITHOUT INTEREST.

OR

(2)	SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER (SEE INSTRUCTION 3 OF THE LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Under the Offer,” the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the purchase price determined by the Company is less than the price checked below. A SHAREHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same Shares cannot be tendered at more than one price, unless previously validly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES

ARE BEING TENDERED

☐$14.50	☐$14.80	☐$15.10	☐$15.40	☐$15.70	☐$16.00	☐$16.30
☐$14.60	☐$14.90	☐$15.20	☐$15.50	☐$15.80	☐$16.10	☐$16.40
☐$14.70	☐$15.00	☐$15.30	☐$15.60	☐$15.90	☐$16.20	☐$16.50

OR

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

CONDITIONAL TENDER

(See Instruction 10 of the Letter of Transmittal)

A tendering shareholder may condition his or her tender of Shares upon the Company purchasing a specified minimum number of Shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate the minimum number of Shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor before completing this section. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐ The minimum number of Shares that must be purchased from me, if any are purchased from me, is:

Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked this box:

☐ The tendered Shares represent all Shares held by the undersigned.

ODD LOTS

(See Instruction 11 of the Letter of Transmittal)

To be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

☐

is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature:
Name(s):

(Please Type or Print)
Tax Identification or Social Security No.:
Address(es):

(Include Zip Code)
Daytime Area Code and Telephone Number:
Date: